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                                                                   EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-09377 on Form S-1 of Synthetic Industries, Inc. of our report dated November 17, 1995 (September 20, 1996 as to Notes 10.c. and 15), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, New York


October 4, 1996